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                                                                    Exhibit 2.3


                          ADVANCED VISUAL SYSTEMS INC.
                      FORM OF AFFILIATES POOLING AGREEMENT

     AGREEMENT, dated as of July ____, 2000, by and among MUSE TECHNOLOGIES, INC., a Delaware corporation ("MUSE"), on the one hand, and ADVANCED VISUAL SYSTEMS INC., a Delaware corporation (the "Company"), and the other persons set forth on the signature page hereto (collectively, the "AVS Affiliates"), on the other hand.

     WHEREAS, concurrently herewith, MUSE, MUSE MERGER SUB, INC., a Delaware corporation and a wholly-owned subsidiary of MUSE ("Merger Sub"), and the Company have entered into an Agreement and Plan of Merger dated July ____, 2000 (the "Merger Agreement"); capitalized terms used herein without definition having the meanings ascribed thereto in the Merger Agreement;

     WHEREAS, the AVS Affiliates are the beneficial owners of the number of shares of AVS capital stock (the "AVS Affiliate Shares") and/or other securities of the Company set forth in Schedule 1 hereto opposite their respective names;

     WHEREAS, it is a condition of the consummation of the Merger on the part of MUSE and the Company that the Merger be treated as a Pooling for accounting purposes;

     WHEREAS, pursuant to the Merger Agreement and as a condition to the consummation of the Merger on the part of MUSE, and in order to facilitate the Pooling, the AVS Affiliates have agreed to enter into this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

     SECTION 1. POOLING COVENANTS AND REPRESENTATIONS. Each AVS Affiliate, severally and not jointly, hereby agrees with and covenants to MUSE and the Company that:

          (a) During the period commencing with the date of the execution hereof and ending 30 days prior to the Effective Time, such AVS Affiliate will not transfer, pledge, hypothecate, sell or otherwise dispose of (or agree to do any of the foregoing) any AVS Affiliate Shares or any other securities of MUSE or the Company held by such AVS Affiliate, except for transfers or other dispositions by operation of law upon the death of such AVS Affiliate if necessary to pay estate taxes.

          (b) From and after 30 days prior to the Effective Time, such AVS Affiliate will not sell, transfer, pledge, hypothecate or otherwise dispose of, or in any way reduce such AVS Affiliate's risk of ownership or investment in (or agree to do any of the foregoing) any AVS Affiliate Shares or any other securities of the Company or of any shares of MUSE Common



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Stock or any interest with respect to MUSE Common Stock which the undersigned might acquire in the Merger or any securities which might be paid as a dividend thereon or with respect thereto or issued or delivered in exchange or substitution therefor or any other shares of capital stock of MUSE (collectively, the "Restricted Securities") until after such time as financial results covering at least 30 days of combined operations of the Company and MUSE have been publicly, within the meaning of Accounting Series Release No. 130, filed with the SEC or published by MUSE in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-KSB, 10-QSB or 8-K, or any other public filing or announcement which includes the combined results of operations of MUSE and the Company (provided, however, that nothing in this paragraph will be deemed to prohibit charitable contributions thereof without consideration to transferees who agree to all of the restrictions in this Agreement).

         SECTION 2.        SECURITIES ACT COVENANTS AND REPRESENTATIONS.

     Each AVS Affiliate, severally and not jointly, hereby agrees and represents and warrants to MUSE as follows:

     (a) Such AVS Affiliate has been advised that the offering, sale and delivery of MUSE Common Stock pursuant to the Merger will be registered under the 1933 Act on a Registration Statement on Form S-4 (the "Form S-4"). Such AVS Affiliate has also been advised, however, that to the extent such AVS Affiliate is considered an "affiliate" of the Company at the time the Merger Agreement is submitted for a vote of the stockholders of the Company, any public offering or sale by such AVS Affiliate of any MUSE Common Stock received by such AVS Affiliate in the Merger will, under current law, require either (i) the further registration under the 1933 Act of any MUSE Common Stock to be sold by such AVS Affiliate, (ii) compliance with Rule 145 promulgated by the SEC under the 1933 Act or (iii) the availability of another exemption from such registration under the 1933 Act.

     (b) Such AVS Affiliate has read this Agreement and the Merger Agreement and has discussed their requirements and other applicable limitations upon such AVS Affiliate's ability to sell, transfer or otherwise dispose of MUSE Common Stock, to the extent such AVS Affiliate believed necessary, with such AVS Affiliate's counsel or counsel for the Company.

     (c) Such AVS Affiliate also understands that stop transfer instructions will be given to the Company's and to MUSE's transfer agents with respect to certificates evidencing the Restricted Securities issued to such AVS Affiliate in the Merger and that there will be placed (and MUSE and the Company hereby agree to cause to be placed) on the certificates evidencing the Restricted Securities a legend stating in substance:

          "THE SECURITIES REPRESENTED HEREBY MAY ONLY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN ACCORDANCE WITH THE TERMS OF AN AFFILIATES AGREEMENT AMONG THE REGISTERED HOLDER THEREOF, ADVANCED VISUAL SYSTEMS INC. AND MUSE TECHNOLOGIES INC. A COPY OF SUCH



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          AFFILIATES AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF ADVANCED
          VISUAL SYSTEMS INC. AND MUSE TECHNOLOGIES INC."

     After the filing or publication of the financial results described in
Section 1(b) hereof, certificates evidencing the Restricted Securities delivered at or after the Effective Time may, at such AVS Affiliate's election, be surrendered for cancellation and reissuance with a legend referring only to the applicability of Rule 145 restrictions. MUSE agrees that such stop transfer instructions and legend will be rescinded and removed promptly if provisions of this agreement and the 1933 Act are complied with.

         (d) Each AVS Affiliate understands that since such AVS Affiliate may be deemed an "affiliate" of the Company (within the meaning of Rule 145 as defined below), certain restrictions may be imposed upon each AVS Affiliate's public resales of the Restricted Securities under the provisions of Rule 145 until such time as the undersigned has "beneficially owned" (within the meaning of Rule 144(d)) the Restricted Securities for a period of at least one year ( or in some cases two years) after the Effective Time and thereafter if and for so long as the undersigned remains a MUSE affiliate. Unless and until the restriction "cut-off" provisions of Rule 145(d)(2) or Rule 145(d)(3) become available, public resales of Restricted Securities may only be made by each AVS Affiliate in compliance with the requirements of Rule 145(d)(1). Rule 145(d)(1) permits such resales only (i) while MUSE meets the public information requirements of Rule 144(c), (ii) in broker's transactions as provided in Rules 144(f) and (g) and (iii) where the amount of Restricted Securities sold, together with all other sales of MUSE Common Stock sold for such AVS
Affiliate's account within the preceding three months, does not exceed the greater of (x) one percent of the MUSE Common Stock outstanding as shown by the most recent report or statement published by MUSE, or (y) the average weekly reported volume of trading in MUSE Common Stock on all national securities exchanges, and/or reported through the automated quotation system of a registered securities association, and/or reported through the consolidated transaction reporting system during the four calendar weeks preceding any such sale.

         (e) Any transfer of the Restricted Securities in violation of the provisions hereof shall be void and of no force or effect.

     SECTION 3. FURTHER ASSURANCES .

         (a) Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of their obligations under this Agreement. Without limiting the generality of the foregoing, none of the parties hereto shall enter into any agreement or arrangement (or alter, amend or terminate any existing agreement or arrangement) if such action would materially impair the ability of any party to effectuate, carry out or comply with all the terms of this Agreement. If requested by MUSE, each AVS Affiliate agrees to execute a letter to MUSE representing that such AVS Affiliate has complied with such AVS Affiliate's obligations hereunder as of date of such letter.

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     (b) MUSE acknowledges that the provisions of Section 2(d) hereof will be satisfied, as to any sale by an AVS Affiliate of Restricted Securities pursuant to Rule 145(d), by such AVS Affiliate's furnishing to MUSE (i) a broker's letter with respect to that sale stating that each of the requirements of Rule 145(d)(1), described in Section 2(d) hereof, has been met or is inapplicable by virtue of Rule 145(d)(2) or Rule 145(d)(3); or (ii) a "no Action" letter or other communication from the staff of the SEC, or an opinion of counsel in form and substance satisfactory to MUSE and its counsel, to the effect that all of the applicable requirements of Rule 145(d) have been complied with or that the disposition may be otherwise effected in the manner requested in compliance with the 1933 Act.

     (c) The parties hereto agree that the shares of MUSE Common Stock issued, if at all, to the AVS Affiliates as contemplated in the Merger Agreement will be issued to the AVS Affiliates pursuant to an effective registration statement under the 1933 Act.

     (d) From and after the Effective Time and for so long as necessary in order to permit the AVS Affiliates to sell shares of MUSE Common Stock pursuant to Rule 145 and, to the extent applicable, Rule 144, MUSE will use commercially reasonable efforts to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the 1934 Act referred to in paragraph (c)(1) of Rule 144. If MUSE fails to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the 1934 Act, MUSE will use commercially reasonable efforts to make publicly available the information regarding itself referred to in paragraph (c)(2) of Rule 144.

     SECTION 4. REPRESENTATIONS AND WARRANTIES OF MUSE.

     MUSE represents and warrants to each AVS Affiliate as follows:

     (a) This Agreement has been approved by the Board of Directors of MUSE, representing all necessary corporate action on the part of MUSE (no action by the stockholders of MUSE being required).

     (b) This Agreement has been duly executed and delivered by a duly authorized officer of MUSE.

     (c) MUSE is current in its reporting obligations as required by Rule
144(c).

     (d) Each of this Agreement and the Merger Agreement constitutes a valid and binding agreement of MUSE and, in the case of the Merger Agreement, Merger Sub, enforceable against MUSE and, in the case of the Merger Agreement, Merger Sub, in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors' rights generally and by general equitable principles.

     SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE AVS AFFILIATES.


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     Each AVS Affiliate, as to such AVS Affiliate, severally and not jointly represents and warrants to MUSE as follows:

     (a) This Agreement has been duly executed and delivered by such AVS Affiliate. This Agreement constitutes the valid and binding agreement of such AVS Affiliate, enforceable against such AVS Affiliate in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors' rights generally and by general equitable principles. The AVS Affiliates Shares listed next to the name of such AVS Affiliate on Schedule 1 hereto are the only voting securities of the Company owned (beneficially or of record) by such AVS Affiliate as of the date hereof.

     (b) Such AVS Affiliate has no plan or intention and knows of no plan or intention on the part of the other stockholders of the Company, to sell, exchange, transfer, distribute, pledge, dispose of, or perform any other transaction which would result in a direct or indirect disposition of, shares of MUSE Common Stock to be issued to the undersigned as part of the Merger, which shares would have an aggregate fair market value, as of the Effective Time, in excess of fifty-percent (50%) of the aggregate fair market value, immediately prior to the Effective Time, of the AVS Affiliate Shares held by such AVS Affiliate. For purposes hereof, AVS Affiliate Shares (or the portion thereof) (i) with respect to which such AVS Affiliate receives consideration in the Merger other than MUSE Common Stock (including, without limitation, cash received pursuant to the exercise of dissenters' rights) and/or (ii) with respect to which a sale occurs during the period commencing with the beginning of discussions between MUSE and the Company to consummate the Merger and ending at the Effective Time shall be considered shares of outstanding AVS Affiliate Shares exchanged for MUSE Common Stock in the Merger and then disposed of pursuant to a plan.

     (c) Pursuant to the Merger, such AVS Affiliate will receive no consideration, directly or indirectly, actually or constructively, for all of such AVS Affiliate's AVS Affiliate Shares set forth on Schedule 1 hereto other than shares of MUSE Common Stock or cash for any fractional shares.

     SECTION 6. TERMINATION. In the event the Merger Agreement is terminated in accordance with its terms, this Agreement shall automatically terminate and be of no further force or effect. Upon such termination, except for any rights any party may have in respect of any breach by any other party of its or his obligations hereunder, none of the parties hereto shall have any further obligation or liability hereunder.

     SECTION 7. MISCELLANEOUS.

     (a) Notices, Etc. All notices, requests, demands or other communications required by or otherwise with respect to this Agreement shall be in writing and shall be deemed to have been duly given to any party when delivered personally (by courier service or otherwise), when delivered by telecopy and confirmed by return telecopy, or seven days after being mailed by first class mail, postage prepared in each case to the applicable addresses for such party as

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provided or contemplated in the Merger Agreement for such party and in the case of the AVS Affiliates shall be sent care of the Company to the address therein set forth for the Company.

     (b) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except by an instrument in writing signed by MUSE, the Company and the parties hereto to which such amendment, change, supplement, waiver, modification or termination relates.

     (c) Successors and Assigns. Neither this Agreement, nor any rights or obligations hereunder, may be transferred or assigned without the prior written consent of the other parties hereto, other than the transfer of this Agreement to the Surviving Corporation in connection with the Merger. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns, including without limitation in the case of any corporate party hereto any corporate successor by merger or otherwise, and in the case of any individual party hereto any trustee, executor, heir, legatee or personal representative succeeding to the ownership of such party's AVS Affiliate Shares or other securities subject to this Agreement. In the event of any transfer of Restricted Securities in violation of this Agreement, the transferor shall remain liable for the performance of all obligations under this Agreement by the transferee.

     (d) Entire Agreement. This Agreement (together with the Merger Agreement and any agreements referred to therein) embodies the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. There are no representations, warranties or covenants by the parties hereto relating to such subject matter other than those expressly set forth in this Agreement and the Merger Agreement.

     (e) Severability. If any term of this Agreement or the application thereof to any party or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such term to the other parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by applicable law, provided that in such event the parties shall negotiate in good faith in an attempt to agree to another provision (in lieu of the term or application held to be invalid or unenforceable) that will be valid and enforceable and will carry out the parties' intentions hereunder.

     (f) Specific Performance. The parties acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

     (g) Governing Law. This Agreement and all disputes hereunder shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware to the fullest extent possible and without regard to principles of conflicts of law.

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     (h) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of an number of copies each signed by less than all, but together signed by all, the parties hereto.

     (i) Title to AVS Securities. Each AVS Affiliate has, and on the Closing Date will have, good and valid title to the AVS Common Stock set forth opposite such AVS Affiliate's name on Schedule 1 hereto, free and clear of all Liens. Each AVS Affiliate has, and on the Closing Date will have, good and valid title to the Stock Options and Warrants set forth opposite his name on Schedule 1 hereto, free and clear of all Liens. The certificates of the AVS Common Stock surrendered by each AVS Affiliate to MUSE pursuant to Section 1.7 of the Merger Agreement will be free and clear of all Liens. Each AVS Affiliate has sole voting and dispositive power over such securities set forth opposite such AVS Affiliate's name on such Schedule 1.

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     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                                   MUSE TECHNOLOGIES, INC.


                                   By:   ________________________
                                         Name:
                                         Title:


                                   ADVANCED VISUAL SYSTEMS INC.


                                   By:   ________________________
                                         Name:
                                         Title:


                                   AVS AFFILIATES:


                                   ------------------------
                                   Name:

                                   ------------------------
                                   Name:

                                   ------------------------
                                   Name:

                                   ------------------------
                                   Name:

                                   ------------------------
                                   Name:

                                   ------------------------
                                   Name:


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





                                                                     SCHEDULE 1



                        AVS AFFILIATES; EQUITY OWNERSHIP




                       COMMON STOCK              OPTIONS             WARRANTS
                             -                      -                    -
                             -                      -                    -
                             -                      -                    -
                             -                      -                    -
                             -                      -                    -
                             -                      -                    -


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